UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2022

Freshpet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36729	20-1884894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 PLAZA DRIVE, 1ST FLOOR SECAUCUS, New Jersey	07094
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (201) 520-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer
Effective September 7, 2022, Heather Pomerantz stepped down from her role as Chief Financial Officer of Freshpet, Inc. (the “Company”) to pursue other opportunities.  Mrs. Pomerantz’s separation did not result from any disagreement with the Company concerning any matter relating to the Company’s financial reporting, policies or practices. The Company is currently conducting a search of candidates to fill her position.
Appointment of Interim Chief Financial Officer
Effective September 7, 2022, the Company’s board of directors (the “Board”) appointed Richard (Dick) Kassar, the Company’s current Vice Chairman (and previous Chief Financial Officer) as interim Chief Financial Officer of the Company. As interim Chief Financial Officer Mr. Kassar will be the Company’s principal financial officer and principal accounting officer on an interim basis and will continue as the Company’s Vice Chairman.
Mr. Kassar, age 74, has served as Vice Chairman since October 2020. Previously, he served as Chief Financial Officer from January 2011 to October 2020, Chief Executive Officer from July 2006 to January 2011 and as President from January 2011 to June 2014. Prior to joining Freshpet, he was Senior Vice President and Chief Financial Officer of The Meow Mix Company until its sale to Del Monte Foods in 2006. From 1999 to 2001, he served as Co-President and Chief Financial Officer of Global Household Brands. From 1986 to 1999, Mr. Kassar was employed by Chock Full O’ Nuts in various positions and most recently served as Senior Vice President, Chief Operating Officer and Corporate Controller. Mr. Kassar has been a director of World Fuel Services Corporation since 2002. Mr. Kassar has over 30 years’ experience in the consumer brands industry. Mr. Kassar provides management and the Board with extensive financial and executive leadership experience, coupled with a comprehensive understanding of our business which began with the Company’s private equity investment in 2006.
There are no arrangements or understandings between Mr. Kassar and any other persons outside of the Company pursuant to which he was selected as an executive officer of the Company, and there are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Kassar. Mr. Kassar has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment as the Company’s interim Chief Financial Officer, the Company’s Compensation Committee approved an increase in Mr. Kassar’s annual salary, which raises his annual salary to $320,000 per year.  Such salary increase is effective as of September 8.  In addition, Mr. Kassar will have a target bonus of 50% of his annual salary, prorated for the partial year of service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHPET, INC.

Date: September 7, 2022	By:	/s/ William B. Cyr
Name: William B. Cyr
Title: Chief Executive Officer